Exhibit 5(1)

MURTHA CULLINA LLP	CITYPLACE I 185 ASYLUM STREET HARTFORD, CONNECTICUT 06103-3469

A T T O R N E Y S A T L A W	TELEPHONE (860) 240-6000 FACSIMILE (860) 240-6150 www.murthalaw.com

WILLARD F. PINNEY, JR.
(860) 240-6016
WPINNEY@MURTHALAW.COM

August 30, 2000

Securities and Exchange Commission

450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Re: CTG Resources, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to CTG Resources, Inc., a Connecticut corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 of the Company, being filed today with the United States Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 75,000 shares of the common stock, without par value, of the Company ("CTG Common Stock"), which shares have been, and will continue to be, offered and sold under the CTG Resources, Inc. Dividend Reinvestment Plan (the "Plan"). This opinion is furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion, we have reviewed and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of the following: (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation and Bylaws of the Company as currently in effect; (iii) certain resolutions adopted by the Board of Directors of the Company relating to transactions contemplated by the Registration Statement; and (iv) such other records, documents and instruments as we have deemed necessary or appropriate in order to express the opinions hereinafter set forth.

B  O  S  T  O  N               H  A  R  T  F   O  R  D               N  E  W     H  A  V  E  N

Exhibit 5(1)

Securities and Exchange Commission
August 30, 2000

Based upon and subject to the forgoing, we are of the opinion that the shares of CTG Common Stock to be issued under the Plan will be, when issued in accordance with the terms and conditions of the Plan, validly issued, fully paid and nonassessable shares of the capital stock of the Company.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the use of the name of this firm in the Registration Statement and under the heading "Legal Opinion" in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required pursuant to Section 7 of the rules and regulations of the Commission.

Very truly yours,

MURTHA CULLINA LLP

S/ Willard F. Pinney, Jr.
    Willard F. Pinney, Jr.
    A Partner of the Firm